Structured Asset Trust Unit Repackagings (Saturns)
Bank of America Debenture-Backed
Series 2001-6
CUSIP NO. 80409R109
Distribution Date July 2, 2012
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Begginning Principal
Amount
Principal Payment
Ending Principal
Amount
Fixed Rate
Day
Count
Fixed Interest
Amount Due
Aggregate
Interest
Due and
Unpaid
Total Distribution
$63,370,000.00
$0.00
$63,370,000.00
7.25000% 90/360
$1,148,581.25 $0.00 $1,148,581.25
Additional Information
$1,152,504.18
$0.00
$1,875.00
$2,047.93
Underlying Security
Bank of America Cap A 8.07% Preferred Cap Securities 06605HAA6
June/December or NBD
$58,075,000.00
8.07000%
$2,343,326.25
CUSIP Moody's S & P Moody's S & P Date
80409R109 aa2 A- Ba2 26-Jun-12 BB+ 23-Dec-10
Underlying Security aa2 A- Ba2 21-Jun-12 BB+ 15-Dec-10
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Current Ratings
Interest Payment Received
Trustee Payment to Swap Counterparty
Trustee Fees
Expense Account Deposit
Original Ratings
Swap Counterparty Payment Amount to Trustee
To the Holders of:
Payment Dates
Current Principal Balance
Annual Coupon Rate (Fixed)